EXHIBIT 10(p)(i)
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                                               AMENDMENT NO. 1
                                         TO THE LIZ CLAIBORNE, INC.
                                            STOCK INCENTIVE PLAN



The Liz Claiborne, Inc. 1992 Stock Incentive Plan is hereby amended, effective as of July 15, 1993, to add the following at the end of Paragraph (a) of Section 1.2 thereof:


      With respect to any action under the Plan that occurs on or after July 15, 1993 and affects an individual who is an "officer" of the Company within the meaning of Rule 16a-1(f) promulgated under the Securities Exchange Act of 1934, all references in this Plan to the Stock Option
      Committee shall be deemed to be references to the Compensation Committee of the Board.


IN WITNESS WHEREOF, Liz Claiborne, Inc. has caused this instrument to be executed on this            day of
November 1993.


                              LIZ CLAIBORNE, INC.



                              By:



ATTEST:



By:







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